EXHIBIT 21

Subsidiaries of HSBC USA Inc.

U.S. Affiliates

USA or
US State
Names of Subsidiaries	Organized

Beachhouse Properties, Inc.	New York
Cabot Park Holdings, Inc.	Delaware
Capco/Cove, Inc.	New York
Card-Flo #1, Inc.	Delaware
Card-Flo #3, Inc.	Delaware
CBS/Holdings, Inc.	New York
Cross-LA Realty, Inc.	Louisiana
Crossturkey, Inc.	New York
Cross Zou Holding Corp.	New York
Delaware Securities Processing Corp.	Delaware
Eagle Rock Holdings, Inc.	New York
Ellenville Holdings, Inc.	New York
F-Street Holdings, Inc.	Delaware
Giller Ltd.	New York
GWML Holdings, Inc.	Delaware
High Meadow Management, Inc.	New York
HSBC Affinity Corporation I	Delaware
HSBC AFS (USA) LLC	New York
HSBC Bank USA, National Association	USA
HSBC Business Credit (USA) Inc.	Delaware
HSBC Columbia Funding, LLC	Delaware
HSBC Funding (USA) Inc. V	Delaware
HSBC Global Asset Management (USA) Inc.	New York
HSBC Insurance Agency (USA) Inc.	New York
HSBC Insurance Services (USA) Inc.	New York
HSBC International Finance Corporation (Delaware)	USA
HSBC International Investments Corporation (Delaware)	Delaware
HSBC Investment Corporation (Delaware)	Delaware
HSBC Jade Limited Partnership	Nevada
HSBC Land Title Agency (USA) LLC	New York
HSBC Logan Holdings USA, LLC	Delaware
HSBC McKinley Finance, LLC	Delaware
HSBC Mortgage Corporation (USA)	Delaware
HSBC Motor Credit (USA) Inc.	Delaware
HSBC Overseas Corporation (Delaware)	Delaware
HSBC Overseas Investments Corporation (New York)	Maryland
HSBC Private Bank International	USA
HSBC Ranier Investments, LLC	Delaware
HSBC Realty Credit Corporation (USA)	Delaware
HSBC Receivables Acquisition Corporation (USA) III	Delaware

USA or
US State
Names of Subsidiaries	Organized

HSBC Receivables Acquisition Corporation (USA) IV	Delaware
HSBC Receivables Funding Inc. I	Delaware
HSBC Reinsurance (USA) Inc.	Vermont
HSBC Retail Credit (USA) Inc.	New York
HSBC Trust Company (Delaware), National Association	USA
HSBC USA Capital Trust I	Delaware
HSBC USA Capital Trust II	Delaware
HSBC USA Capital Trust III	Delaware
HSBC USA Capital Trust V	Delaware
HSBC USA Capital Trust VI	Delaware
HSBC USA Capital Trust VII	Delaware
HSBC Whitney Finance, LLC	Delaware
Katonah Close Corp.	New York
Marine Midland Overseas Corporation	Delaware
MM Mooring #2 Corp.	New York
Northridge Plaza, Inc.	Delaware
Oakwood Holdings, Inc.	New York
One Main Street, Inc.	Florida
Property Owner (USA) LLC	Delaware
R/CLIP Corp.	Delaware
Republic Overseas Capital Corporation	New York
Republic New York Securities Corporation	Maryland
Sub 1-211, Inc.	Pennsylvania
Sub 2-211, Inc.	Pennsylvania
Timberlink Settlement Services (USA) Inc.	Delaware
Tower Holding New York Corp.	New York
Tower L.I.C. Corp.	New York
Tower Pierrepont Corp.	New York
TPBC Acquisition Corp.	Florida
Trumball Management, Inc.	New York
West 56th and 57th Street Corp.	New York

Non-U.S. Affiliates:

Names of Subsidiaries	Country Organized

HRMG Nominees Limited	Guernsey
HSBC Alternative Investments Limited	United Kingdom
HSBC Alternative Investments (Guernsey) Limited	Guernsey
HSBC Financial Services (Uruguay) S.A.	Uruguay
HSBC Investment Holdings (Guernsey) Limited	Guernsey
HSBC Life Insurance (Cayman) Limited	Cayman Islands
HSBC Management (Guernsey) Limited	Guernsey
Republic Bullion (Far East) Limited	Hong Kong